UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, the Board of Directors of Starbucks Corporation (the “Company”) increased the number of directors of the Company from 10 to 11 and elected Joshua Cooper Ramo to serve as a director of the Company. Mr. Ramo was also appointed to serve on the Company’s Nominating and Corporate Governance Committee. A copy of the press release containing the announcement of Mr. Ramo’s election is attached as Exhibit 99.1.

Mr. Ramo will participate in the standard compensation plan for non-employee directors, including the new non-employee director stock option award, as described in the Company’s proxy statement filed with the Securities and Exchange Commission. There is no arrangement or understanding pursuant to which Mr. Ramo was elected as a director, and there are no related party transactions between the Company and Mr. Ramo that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Starbucks Corporation dated May 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: May 5, 2011
	By:	/s/ Paula E. Boggs
Paula E. Boggs
executive vice president, general counsel and secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Starbucks Corporation dated May 5, 2011